SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 22, 2008

Urigen Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22987	94-3156660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Maiden Lane, Suite 595, San Francisco, CA	94108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 781-0350

(Former name or former address, if changed since last report)
875 Mahler Road, Suite 235
Burlingame, CA 94010

Copies to:
Marc Ross, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 22, 2008, Urigen Pharmaceuticals, Inc. (the “Company”), entered into Amendment No.2 (the “Amendment”) to the License Agreement effective June 6, 2004 between the Company and the Regents of the University of California for Invention Docket Nos. SD2003-049 and SD2004-134 “Novel Intravesical Therapy for Immediate Symptom Selief and Chronic Therapy in Interstitial Cystitis Patients.” Pursuant to the terms of the Amendment, the license maintenance fees were amended to provide for future payments as follows:

A.	$5,000 on May 6, 2009,
B.	$15,000 on June 6, 2009,
C.	$20,000 on June 6, 2010,
D.	$25,000 on June 6, 2011 and annually thereafter on each anniversary until the Company is commercially selling the licensed product.

Item 7.01                      Regulation FD Disclosure.

On December 29, 2008, the Company issued a press release concerning the foregoing. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01                      Financial Statements and Exhibits

Exhibit Number	Description

10.1
Amendment No. 2 to the License Agreement effective June 6, 2004 between the Company and the Regents of the University of California for Invention Docket Nos. SD2003-049 and SD2004-134 “Novel Intravesical Therapy for immediate symptom relief and Chronic Therapy in Interstitial Cystitis Patients.

99.1	Press Release dated December 29, 2008.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

Urigen Pharmaceuticals, Inc.

December 29, 2008	By:	/s/ William J. Garner
William J. Garner, MD
President and Chief Executive Officer

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